Exhibit 21.1

ExamWorks Group, Inc.

The following table lists the direct and indirect subsidiaries of ExamWorks Group, Inc.

Jurisdiction of
Incorporation or
Name	Organization

ExamWorks, Inc.	Delaware
Diagnostic Imaging Institute, Inc.	Texas
Pacific Billing Services, Inc.	Texas
Marquis Medical Administrators, Inc.	New York
IME Software Solutions, LLC	Michigan
ExamWorks Review Services, LLC	Delaware
ExamWorks Evaluations of New York, LLC	New York
Network Medical Review Company, Ltd.	Illinois
MES Group, Inc.	Michigan
Medical Evaluation Specialists, Inc.	Michigan
Lone Star Consulting Services, LLC	Delaware
DDA Management Services, LLC	New York
MES Management Services, Inc.	New York
CalMed Evaluation Services, LLC	Delaware
MLS Group of Companies, Inc.	Michigan
Medicolegal Services, LLC	Delaware
Landmark Exams, LLC	Delaware
IME Resources, LLC	Delaware
CredentialMed, LLC	Delaware
Nexworks, LLC	Delaware
Verity Administrators, Inc.	Delaware
ExamWorks Clinical Solutions Holdings, Inc.	Delaware
ExamWorks Clinical Solutions, LLC	Delaware
Reliable RS, LLC	Delaware
First Choice Evaluations, LLC	Delaware
Legal Med, LLC	Delaware
Orange 13, LLC	Delaware
Orange 14, LLC	Delaware
ABI Document Support Services, LLC	Delaware
Advanced Medical Reviews, Inc.	California
ExamWorks Canada, Inc.	Delaware
SOMA Medical Assessments Corp.	Ontario, Canada
Direct IME Corp.	Ontario, Canada
North York Rehabilitation Centre Corp.	Ontario, Canada
Capital Vocational Specialists Corp.	Ontario, Canada
Makos Health Associates Corp.	Ontario, Canada
IMA Resources Corp.	Ontario, Canada
ExamWorks Europe, Inc.	Delaware
ExamWorks UK Ltd	England and Wales
UK Independent Medical Services Limited	England and Wales
UK Legal Funding Solutions Ltd	England and Wales
Legal Evolve Limited	England and Wales
Axis Costs Limited	England and Wales
UK Legal Imaging Services Limited	England and Wales

Premex Group Limited	England and Wales
Premex Services Limited	England and Wales
Premex Document Management Limited	England and Wales
ExamWorks Investigation Services Limited	England and Wales
Premex Services (Liverpool) Limited	England and Wales
Tier 1 Medical Limited	England and Wales
Premex Properties Limited	England and Wales
3d Risk Solutions Limited	England and Wales
3d Rehabilitation Limited	England and Wales
Premex Rehabilitation Limited	England and Wales
Micrah Services Limited	England and Wales
AGS Risk Limited	England and Wales
Premex Limited	England and Wales
Cheselden Limited	England and Wales
Cheselden Continuing Care Limited	England and Wales
Cheselden Law Limited	England and Wales
Premex Services (1) Limited	England and Wales
Premex Services (2) Limited	England and Wales
Premex Services (3) Limited	England and Wales
Premex Services (4) Limited	England and Wales
Premex Services (5) Limited	England and Wales
Premex Services (6) Limited	England and Wales
Premex Services (7) Limited	England and Wales
Premex Services (8) Limited	England and Wales
Premex Services (9) Limited	England and Wales
Premex Services (10) Limited	England and Wales
ExamWorks AP, Inc.	Delaware
EW Pacific Pty Ltd	Victoria, Australia
MedHealth Holdings Pty Limited	Victoria, Australia
MedHealth Pty Limited	Victoria, Australia
Next Health Pty Ltd	New South Wales, Australia
CaseWorks Australia Pty Ltd	Victoria, Australia
Assess Medical Group Pty Ltd	Victoria, Australia